Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2009 in Amendment No. 3 to the Registration Statement (Form S-1A) and related Prospectus of Prosper Marketplace Inc. for the registration of $250,000,000 of Prosper Borrower Payment Dependent Notes and $250,000,000 of Open Market Borrower Payment Dependent Notes.

/s/ Ernst & Young LLP

San Francisco, California
April 10, 2009